UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  December 8, 2009

ATWOOD OCEANICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 8, 2009, Atwood Oceanics, Inc. (the “Company”) entered into an Employment Agreement with Mr. Robert J. “Rob” Saltiel (the “Employment Agreement”), with a commencement date to be mutually agreed, but to be not later than February 1, 2010 (the “Commencement Date”).  Subsequent to execution of the Employment Agreement, the Company and Mr. Saltiel agreed that the Commencement Date would be December 15, 2009.  On December 14, 2009, the Company announced that effective as of the Commencement Date, Mr. Saltiel will be elected by the Board of Directors of the Company to serve as President and Chief Executive Officer of the Company.

The Company also announced that Mr. John R. Irwin will be stepping down from his position as President and Chief Executive Officer of the Company, effective the close of business December 14, 2009.  Following his retirement as President and Chief Executive Officer of the Company, and as described in that certain Executive Retention Agreement between Mr. Irwin and the Company dated September 22, 2009, Mr. Irwin may remain an employee of the Company through July 31, 2010, to provide for an appropriate transition.

Pursuant to the terms of the Mr. Saltiel’s Employment Agreement, Mr. Saltiel has been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election as a member of the Board of Directors of the Company by the Company’s shareholders at the annual meeting of shareholders scheduled for February 11, 2010 (the “Annual Meeting”).  Mr. Irwin will serve the remainder of his one year current term as a member of the Board of Directors of the Company but shall not stand for re-election.

Mr. Saltiel’s Employment Agreement provides for an initial term of three years, subject to an automatic two year renewal thereafter unless the agreement is terminated in accordance with its terms.  Pursuant to the terms of the Employment Agreement, Mr. Saltiel is entitled to receive a signing bonus of $500,000, and an annual base salary of $650,000.  Mr. Saltiel shall also be eligible to receive an annual cash bonus based upon achievement of targeted performance levels upon satisfactory performance of reasonable goals and milestones (the “Target Goals”) established by the Compensation and Human Resources Committee of the Board of Directors of the Company. The target amount of the annual cash bonus is 85% of Mr. Saltiel’s base salary if such Target Goals are achieved; achievement beyond the Target Goals, i.e. “stretch goals”, may result in a higher annual cash bonus up to 175% of Mr. Saltiel’s base salary, and performance under Target Goals, but at a minimum level, i.e. “threshold goals”, shall result in a lower annual cash bonus, but in no event less than 20% of Mr. Saltiel’s base salary.

On the Commencement Date, Mr. Saltiel shall be granted shares of restricted stock of the Company under the Company’s 2007 stock incentive plan totaling $2,000,000 based upon the fair market value on such date, which restricted stock award shall be subject to three year cliff vesting.  Mr. Saltiel shall also be granted shares of restricted stock of the Company totaling $1,000,000 based upon the fair market value on such date, which restricted stock award shall be subject to four year cliff vesting as well as performance measures, goals and milestones to be determined in good faith by Mr. Saltiel and the Compensation and Human Resources Committee of the Company no later than December 15, 2010.  Beginning December 2010, Mr. Saltiel will be eligible for additional grants of restricted stock, awards of non-qualified stock options and other awards in accordance with the Company’s stock incentive plans on the same basis as other senior executive officers.  The target for the December 2010 award will be 350% of Mr. Saltiel’s base salary, subject to performance and other targets. Mr. Saltiel will be provided with at least the same level of executive and employee benefits as provided to other Company executives from time to time.

If Mr. Saltiel is terminated by the Company pursuant to a Qualifying Termination (as further described in the Employment Agreement), the Company shall pay Mr. Saltiel severance in an aggregate amount equal to 250% of the sum of Mr. Saltiel’s base salary and annual cash bonus.

There is no arrangement or understanding between Mr. Saltiel and any other person pursuant to which Mr. Saltiel will be appointed as President and Chief Executive Officer of the Company effective as of the Commencement Date.  Mr. Saltiel has no family relationship between any director or executive officer of the Company. There are no transactions in which Mr. Saltiel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Prior to his appointment with the Company, Mr. Saltiel was Executive Vice President and Chief Operating Officer for Transocean Ltd., and from 2003 served in other positions at Transocean Ltd., including Executive Vice President, Performance and Senior Vice President of the company’s then North and South America Unit, which covers the U.S. Gulf of Mexico, Canada, Trinidad and Brazil. Mr. Saltiel holds a Bachelor's degree in Chemical Engineering from Princeton University and an MBA from the Kellogg School of Management at Northwestern University.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is  attached hereto and filed herewith as Exhibit 10.1.  Also attached hereto as Exhibit 99.1 is a related press release dated December 14, 2009.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including:  the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

(d)           Exhibits

Exhibit No.                                Description of Exhibit

10.1	Employment Agreement between Robert J. Saltiel and Atwood Oceanics, Inc. dated December 8, 2009

99.1	Press release dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President
DATE: December 14, 2009